UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 13, 2017

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 13, 2017, the Compensation Committee of the Board of Directors of VIVUS, Inc., or the Company, approved restricted stock unit awards, or RSU Awards, for each of the Company’s non-employee directors. The RSU Awards were made in connection with each non-employee director's re-election to the Board of Directors on November 8, 2016 and pursuant to the non-employee director compensation arrangement previously disclosed in the Form 8-K filed on May 5, 2016. Pursuant to the Company’s 2010 Equity Incentive Plan, each of David Y. Norton, Jorge Plutzky, M.D., Eric W. Roberts, Herman Rosenman, Allan L. Shaw and Mayuran Sriskandarajah were granted an RSU Award for 50,000 restricted stock units. Subject to each non-employee director continuing to be a Service Provider (as defined in the Company’s 2010 Equity Incentive Plan) through the relevant vesting dates, each RSU Award will vest pursuant to the following vesting schedule commencing on November 8, 2016, or the Vesting Commencement Date: one-fourth (1/4th) of the shares underlying the RSU Award will vest on each of February 8, 2017, May 8, 2017, August 8, 2017 and November 8, 2017; provided, however, that (i) if the next annual meeting of the Company’s stockholders occurs prior to November 8, 2017 then to the extent any portion of the RSU Award is unvested (and the non-employee director continues to be a Service Provider), the vesting of the RSU Award will accelerate in full as of the date of the next annual meeting of the Company’s stockholders and (ii) if the non-employee director ceases to be a Service Provider (other than removal for cause) prior to any of the foregoing vesting dates, then one-twelfth (1/12th) of the shares underlying such non-employee director’s RSU Award will accelerate for each month elapsed from the most recent vesting date until the month in which the non-employee director (a) ceases to be a Service Provider and (b) has remained a Service Provider through at least the 8th day of such month. If a non-employee director elects to have his RSU Award settled on a net issuance basis, the Company will settle a portion of the RSU Award in cash to cover such non-employee director’s tax liability in connection with each vesting event.

As previously disclosed in the Form 8-K filed on January 17, 2017, Mr. Sriskandarajah resigned from the Company’s Board of Directors effective January 16, 2017. Accordingly, 8,333 restricted stock units under the RSU Award converted to common stock upon Mr. Sriskandarajah’s resignation (a portion of which were settled in cash to cover tax liability), and the remainder of the RSU Award was forfeited and canceled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date: January 18, 2017